ETF Opportunities Trust 485BPOS

Exhibit 99(e)(6)

SIXTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”) dated as of September 30, 2021, between ETF Opportunities Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) is made effective as of June 20, 2023.

WHEREAS, the Parties desire to amend the Agreement to replace Exhibit A.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF OPPORTUNITIES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Teresa Cowan
	David A. Bogaert, President		Teresa Cowan, President
Date:	June 28, 2023	Date:	6.29.23

EXHIBIT A

American Conservative Values ETF

American Conservative Values Small-Cap ETF

Applied Finance Valuation Large Cap ETF

Formidable ETF

Formidable Dividend and Income ETF

Formidable Fortress ETF

Alpha Dog ETF

Kingsbarn Tactical Bond ETF

Kingsbarn Dividend Opportunity Fund

WealthTrust DBS Long Term Growth ETF

Cultivar ETF

Tuttle Capital 2X DBMF ETF

Tuttle Capital 2X All Innovation ETF

Tuttle Capital 2X Inverse All Innovation ETF

T-Rex 2X Long Tesla Daily Target ETF

T-Rex 2X Inverse Tesla Daily Target ETF

T-Rex 2X Long NVIDIA Daily Target ETF

T-Rex 2X Inverse NVIDIA Daily Target ETF

LAFFER|TENGLER Equity Income ETF

REX IncomeMax AMD Strategy ETF

REX IncomeMax AMZN Strategy ETF

REX IncomeMax BABA Strategy ETF

REX IncomeMax BIIB Strategy ETF

REX IncomeMax DIS Strategy ETF

REX IncomeMax EEM Strategy ETF

REX IncomeMax GDXJ Strategy ETF

REX IncomeMax GOOG Strategy ETF

REX IncomeMax META Strategy ETF

REX IncomeMax MSFT Strategy ETF

REX IncomeMax MSTR Strategy ETF

REX IncomeMax PYPL Strategy ETF

REX IncomeMax SLV Strategy ETF

REX IncomeMax SMH Strategy ETF

REX IncomeMax SNOW Strategy ETF

REX IncomeMax TLRY Strategy ETF

REX IncomeMax V Strategy ETF

REX IncomeMax UNG Strategy ETF

REX IncomeMax USO Strategy ETF

REX FANG Equity Premium Income ETF